UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020 (June 26, 2020)

FRONT YARD RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, U.S. Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-0525
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Repurchase Facility with Credit Suisse

On June 26, 2020, Front Yard Residential Corporation (the “Company”), acting through its subsidiaries, amended the terms of its repurchase facility (the “CS Repurchase Facility”) with Credit Suisse AG (“CS”). In connection therewith:

•	the maturity date was extended to June 29, 2021;

•	the interest rate spread over one-month LIBOR was decreased from 5.00% to 3.50% with a one-month LIBOR floor of 0.50%;

•	the borrowing capacity was reduced from $250 million to $200 million;

•
the fee structure was amended to include (i) a fee of 1.0% of the borrowing capacity upon execution of the amendment and (ii) an exit fee of 0.5% on assets that are repurchased from the facility in certain circumstances, including sales of assets outside of normal course of business operations; and

•
certain of the Company's financial covenant requirements were amended, including (i) a loan to value reduction if and while the Company's Fixed Charge Coverage Ratio falls below agreed upon thresholds for any two consecutive quarters and (ii) the addition of a new profitability-based covenant commencing in the calendar quarter ending September 30, 2020 requiring the Company to maintain positive net income, after adjustment to add back non-cash items, for any two consecutive quarters.

The obligations of the Company’s subsidiaries under the Third Amended and Restated Master Repurchase Agreement, as amended (the “Third A&R Repurchase Agreement”), continue to be fully guaranteed by the Company pursuant to the Third Amended and Restated Guaranty, dated November 18, 2016 (the “Guaranty”) made by the Company in favor of CS.

Other than as described above, the CS Repurchase Facility with CS under the Third A&R Repurchase Agreement remains substantially unchanged.

The disclosures herein regarding the Third A&R Repurchase Agreement and the Guaranty do not purport to be complete and are qualified in their entirety to the full text of such documents, which are filed as exhibits 10.1 and 10.2, respectively, in the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2016 (the “November 23, 2016 Form 8-K”), which is incorporated herein by reference.

For additional disclosures regarding the terms of the Third A&R Repurchase Agreement and Guaranty, see the Company’s November 23, 2016 Form 8-K, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2020 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 28, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Front Yard Residential Corporation
June 29, 2020	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer